Exhibit 10.6

EXECUTION VERSION

PETROQUEST ENERGY, INC.

2019 LONG TERM INCENTIVE PLAN

SECTION 1

ESTABLISHMENT; PURPOSE AND TERM OF PLAN

1.1 Establishment

The PetroQuest Energy, Inc. 2019 Long Term Incentive Plan (the “Plan”) is hereby established and adopted by the Board, effective as of February 8, 2019 (the “Effective Date”).

1.2 Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

1.3 Term of Plan

The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares of Stock under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted on or before the date which is ten (10) years from Effective Date.

SECTION 2

DEFINITIONS AND CONSTRUCTION

2.1 Definitions

Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person and shall include a Subsidiary. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any Award that is deferred compensation subject to Code Section 409A, for the purposes of applying Code Section 409A to such Award the term Affiliate shall mean all Persons with whom the Participant’s employer would be considered a single employer under Code Section 414(b) or 414(c) as defined and modified in Code Section 409A as determined by the Committee. Notwithstanding the foregoing, with respect to Stock Options, if necessary for such Awards to be exempt from Code Section 409A, as determined by the Committee, for purposes of grants of such Awards, Affiliate shall only include an entity if the Stock would constitute “service recipient stock” within the meaning of Code Section 409A.

(b)	“Award” shall mean a grant of a Stock Option or Restricted Stock Units to a Participant under this Plan.

(c)

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares of Stock acquired upon the exercise thereof, and which may be in electronic form. The Award Agreement consists of the Award Agreement and the Notice of Grant of an Award incorporated therein by reference, or such other form or forms as the Committee may approve from time to time, and which may be in electronic form.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cashless Exercise” shall have the meaning set forth in Section 6.3(a) hereto.

(f)

“Cause” shall mean, except as otherwise defined in the Participant’s Award Agreement, when used in connection with the termination of a Participant’s Service, the termination of the Participant’s Service by the Company or any Company Affiliate by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the commission by the Participant of a material act of fraud upon the Company or any Company Affiliate, or any customer or supplier thereof; (iii) the misappropriation of any funds or property of the Company or any Company Affiliate, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Participant to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Company within 7 days after written notice of such failure is provided to Participant by the Board or Chief Executive Officer of the Company (the “CEO”) (or by another officer of the Company or a Company Affiliate who has been designated by the Board or CEO for such purpose); (v) the engagement by the Participant in any direct and material conflict of interest with the Company or any Company Affiliate without compliance with the Company’s or Company Affiliate’s conflict of interest policy, if any, then in effect; or (vi) the engagement by the Participant, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Company Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Company Affiliate.

(g)

A “Change in Control” (unless otherwise defined in any employment agreement or termination agreement between Participant and Company or any Company Affiliate which then shall control for the purposes of this Plan) shall mean any of the following events occurring with respect to the Company:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (x) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: any acquisition directly from the Company or any Subsidiary, any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in clauses (x) and (y) in Section 2.1(i)(iii) (below) are satisfied;

(ii) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) A Merger, unless immediately following such Merger, (x) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (y) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

(iv) The sale or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (x) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than 50% of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (y) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) The liquidation or dissolution of the Company.

Notwithstanding the occurrence of any of the foregoing events set out in this Section 2.1(h) which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting or reasonably leading to a Change in Control shall not be deemed a Change in Control hereunder except with respect to any Award subject to Code Section 409A. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be, or reasonably lead to, a Change in Control, or after such event only if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be, or reasonably lead to, a Change in Control. Notwithstanding any anything in this Plan to the contrary, with respect to settlement of any Award that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A, no transaction will constitute a Change in Control unless such transaction constitutes a “permissible payment event” within the meaning of Code Section 409A and the regulations thereunder.

(h)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder.

(i)

“Committee” means the Board or, if so appointed by the Board, the compensation committee of the Board or any other committee duly appointed by the Board to administer the Plan, which such committee may be one or more natural persons; provided however, to the extent required to comply with applicable securities laws the Committee shall consist of not less than two directors of the Board who are non-employee directors under the Rule 16b-3.

(j)	“Company” means PetroQuest Energy, Inc., a Delaware corporation, or any successor corporation thereto.

(k)

“Consultant” means an individual who is a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or its Affiliates, including individuals who serve as directors of the Company or an Affiliate of the Company but who are not a Director, provided that the identity of such individual, the nature of such services or the entity to which such services are provided are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities or would not preclude the Company from offering or selling securities to such individual pursuant to the Plan in reliance on either the exemption from registration provided under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(l)

“Director” means a member of the Board who is not, at the time of grant of an Award, an Employee of the Company or any Company Affiliate, Parent of the Company or a Subsidiary (within the meaning of Rule 16b-3) and who is certified by the Board as an independent director; provided, however, that a person who is a control person or director of an entity that is the beneficial owner of twenty-five percent (25%) or more of outstanding shares of Stock shall not be deemed to be a “non-employee” director.

(m)

“Disability” means, unless otherwise defined in the Award Agreement, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Participant is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant, by accepting an Award, agrees to submit to any reasonable examination by such physician upon request.

(n)	“Dividend Equivalents” means an Award as specified in Section 8.

(o)	“Effective Date” shall have the meaning set forth in Section 1.1 hereto.

(p)

“Employee” means any individual treated as an employee (including a director of the Company or a Company Affiliate who is also treated as an employee) of the Company on the records of the Company or of any of the Company’s Affiliates on the records of such Affiliate and, with respect to any Incentive Stock Option granted to such individual, who is an employee of the Company or a “Parent” (which is a parent corporation of the Company within the meaning of Section 424(e) of the Code, whether now or hereinafter existing) or a Subsidiary of the Company for purposes of Sections 422, 424 and 3401(c) of the Code; provided, however, that neither service as a director of the Company or of a Company Affiliate nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company, the Board, the Committee or any court of law or governmental agency subsequently makes a contrary determination.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)	“Fair Market Value” means as follows:

If the Company is not a publicly held corporation within the meaning of Code Section 409A or applicable securities laws at the time a determination of the Fair Market Value of a share of Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith, and to the extent any Award is intended to be exempt from Code Section 409A, consistent with Code Section 409A as it shall determine. In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances.

While the Company is a “publicly held corporation” within the meaning of Code Section 162(m), Code Section 409A or applicable securities laws, the Fair Market Value of one share of Stock on the date in question is deemed to be (i) the closing sales price on the immediately preceding trading day of a share of Stock as reported on the New York Stock Exchange or other principal securities exchange on which shares of Stock are then listed or admitted to trading, or (ii) if not quoted on the New York Stock Exchange or such other principal securities exchange, the average of the closing bid and asked prices on the immediately preceding trading day for a share of Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System, or (iii) any other method permitted by Code Section 409A as determined by the Committee in its discretion and consistently applied. If there was no public trade of Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

(s)	“Incentive Stock Option” means a Stock Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(t)	“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(u)	“New Shares” shall have the meaning set forth in Section 4.3 hereto.

(v)	“Nonstatutory Stock Option” means a Stock Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(w)

“Notice of Grant of an Award” means the Notice of Grant of an Award executed by the Company and the Participant on the date of the grant of the Award. The Notice of Grant of an Award and the execution thereof may be effected by electronic form in accordance with Company policies.

(x)	“Officer” means any person designated by the Board as an officer of the Company.

(y)	“Stock Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. A Stock Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z)	“Stock Option Expiration Date” shall have the meaning set forth in Section 9.1(a) hereto.

(aa)	“Participant” means an Employee, Director or Consultant who has been granted one or more Awards hereunder.

(bb)	“Permitted Transferee” has the meaning provided such term in Section 13.

(cc)	“Person” means any individual or other natural person, partnership, corporation, limited liability company, group, trust or other legal entity.

(dd)	“Plan” shall have the meaning set forth in Section 1.1 hereto.

(ee)	“Retirement” means, unless otherwise defined in the Award Agreement, the Participant’s termination of employment after age 65 and 10 years of service with the Company or Company Affiliate.

(ff)

“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 7 hereof.

(gg)	“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(hh)	“Securities Act” means the Securities Act of 1933, as amended.

(ii)	“Section 409A Plan” shall have the meaning described in Section 24.

(jj)

“Service” means a Participant’s employment or service with the Company or any of its Affiliates, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) or a change in the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) shall not be deemed to have terminated if the Participant takes any military leave, temporary illness leave, authorized vacation or other bona fide leave of absence; provided, however, that if any such leave exceeds three (3) months, the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is provided by either statute or contract or Board approval. Notwithstanding the foregoing, unless otherwise designated by the Company or provided by statute or contract, a leave of absence shall not be treated as Service. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company). Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination, and provided further that respect to an Incentive Stock Option Service shall be consistent with the employment requirements of Code Sections 422 and 424 for tax treatment as an Incentive Stock Option. Notwithstanding the foregoing, with respect to any Award that is subject to 409A, separation from Service shall be determined by the Committee under the applicable rules of Code Section 409A.

(kk)	“Stock” means the common stock of the Company, par value $0.01 per share, as adjusted from time to time in accordance with Section 4.3 or Section 25 hereto.

(ll)	“Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

(mm)	“Stock Option” means a Stock Option that is not intended to be an incentive stock option within the meaning of Section 422(b) of the Code.

(nn)	“Substitute Awards” shall have the meaning in Section 4.1.

(oo)

“Ten Percent Owner Participant” means a Participant who, at the time a Stock Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or parent or Subsidiary within the meaning of Section 422(b)(6) of the Code.

(pp)	“Term” shall have the meaning described in Section 15.

2.2 Construction

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Words of the masculine gender shall include the feminine and neuter, and vice versa. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Section headings as used herein are inserted solely for convenience and reference and do not constitute any part of the interpretation or construction of the Plan.

SECTION 3

ADMINISTRATION

3.1 Administration by the Committee

The Plan shall be administered by the Committee. All questions of interpretation of the Plan, construction of its terms, or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers

Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Committee

In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b) to designate Awards as Restricted Stock Units, as Stock Options (and to designate Stock Options as Incentive Stock Options or Nonstatutory Stock Options) or as Dividend Equivalents;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired upon the exercise and/or vesting thereof, including, without limitation, (i) the exercise price of a Stock Option, (ii) the method of payment for shares of Stock purchased upon the exercise and/or vesting of an Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares of Stock, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions, including but not limited to performance goals, of the exercisability of the Award or the vesting of any shares of Stock, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, (vii) the provision for electronic delivery of Awards and/or book entry, and (viii) all other terms, conditions and restrictions applicable to the Award or such shares of Stock not inconsistent with the terms of the Plan;

(e) to approve one or more forms of the Award Agreement;

(f) to amend, modify, extend, cancel, or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof; provided, however, that no such amendment, modification, extension or cancellation shall materially adversely affect a Participant’s Award without a Participant’s consent;

(g) to accelerate, continue, extend or defer the exercisability and/or vesting of any Award, including with respect to the period following a Participant’s termination of Service;

(h) to determine to settle and award in cash rather than Stock;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to interpret and construe and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(k) notwithstanding the foregoing, except as provided in Sections 4.1, 4.3 and Section 25, the terms of an outstanding Award may not be amended by the Committee, without approval of the

Company’s stockholders, to: reprice an Award or otherwise (i) reduce the exercise price of an outstanding Stock Option, (ii) cancel an outstanding Stock Option in exchange for other Stock Options with an exercise price that is less than the exercise price of the cancelled Stock Option or (iii) cancel an outstanding Stock Option with an exercise price that is greater than the Fair Market Value of a share of Stock on the date of in exchange for cash or another Award. In addition, no Stock Option reloading will be permitted.

3.4 Administration with Respect to Insiders

With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 and all other applicable laws, including any required blackout periods. At any time the Company is required to comply with Securities Regulation BTR, all transactions under this Plan respecting the Company’s securities shall comply with Securities Regulation BTR and the Company’s insider trading policies, as revised from time to time, or such other similar Company policies, including but not limited to policies relating to blackout periods. Any ambiguities or inconsistencies in the construction of an Award shall be interpreted to give effect to such limitation. To the extent any provision of the Plan or Award Agreement or action by the Committee or Company fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

3.5 Indemnification

EACH PERSON WHO IS OR WAS A MEMBER OF THE BOARD OR THE COMMITTEE SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE MAY BE A PARTY OR IN WHICH HE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON’S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL OR INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM IN SETTLEMENT THEREOF, WITH THE COMPANY’S APPROVAL, OR PAID BY HIM IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM, PROVIDED HE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY’S CERTIFICATE OF INCORPORATION OR BYLAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.

SECTION 4

SHARES SUBJECT TO PLAN

4.1 Maximum Number of Shares Issuable; Director Awards

Subject to adjustment as provided in Section 4.3 and Section 25, the maximum aggregate number of shares of Stock that may be issued with respect to Awards under the Plan shall be 1,344,000 and may consist of any of the following: shares of Stock held in treasury of the Company, shares of Stock authorized but unissued or shares of Stock reacquired by the Company or any combination of the foregoing. The maximum aggregate number of such shares of Stock authorized for issuance in the foregoing sentence may be issued as Incentive Stock Options. Subject to adjustments pursuant to Sections 4.3 and 25, the amount of an Award granted to each Director in a calendar year shall not exceed five hundred thousand dollars ($500,000) in value of the aggregate of Stock and cash Awards.

4.2 Share Counting Rules. Shares of Stock of an outstanding Award that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the Plan; provided, however, that amounts withheld for taxes or are withheld for the purchase price of an Award shall not again be available for issuance under the Plan. Awards that by their terms are to be settled solely in cash shall not be counted against the number of shares of Stock available for the issuance of Awards under the Plan. Shares of stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) do not reduce the shares of Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Plan’s shares of Stock reserved as provided herein (subject to New York Stock Exchange listing requirements, as long as the Stock is listed on this exchange or the applicable other exchange requirements on which the Stock is listed).

4.3 Adjustments for Changes in Capital Structure

In the event of any stock dividend or extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Awards, and in the exercise price per share of any outstanding Awards and with respect to Stock Options, if applicable, in accordance with Code Sections 424 and 409A. If a majority of the shares of Stock, which are of the same class as the shares of Stock that are subject to outstanding Awards, are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another company (the “New Shares”), the Committee may, in its sole discretion, unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion, and with respect to Stock Options in accordance with Code Sections 424 and 409A and the regulations thereunder. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.3 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Committee pursuant to this Section 4.3 shall be final, binding and conclusive.

SECTION 5

ELIGIBILITY AND AWARD LIMITATIONS

5.1 Persons Eligible for Awards

Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants,” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of employment or other service relationships with the Company subject to their actual commencement of Service. Eligible Persons may be granted more than one (1) Award. Eligibility in accordance with this Section shall not entitle any Person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.2 Award Agreements

Each Participant to whom an Award is granted shall be required to enter into an Award Agreement with the Company, in such a form as is provided by the Committee. The Award Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Participant’s particular Award. Such terms need not be uniform among all Participants or any similarly situated Participants. The Award Agreement may include, without limitation, vesting, forfeiture and other provisions specific to the particular Participant’s Award, as well as, for example, provisions to the effect that the Participant (i) shall not disclose any confidential information acquired during employment with the Company or while providing service to the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other Service of any Employee or service provider of the Company, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, (vii) shall be subject to transfer restrictions respecting the Award or Stock, (viii) shall be subject to any other agreement between the Participant and the Company regarding shares of Stock that may be acquired under an Award including, without limitation, an agreement restricting the transferability of the Award or shares of Stock by the Participant or any other restrictions or requirements of any stockholders’ agreement that is in effect from time to time, or (ix) shall abide by any Company clawback policies as may be in effect from time to time, or that the Award shall be subject to any provisions or definitions the Committee deems necessary or desirable to comply with Code Section 409A. An Award Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Participant.

5.3 Award Grant Restrictions

Any person who is not an Employee on the effective date of the grant of an Award to such person may be granted only a Nonstatutory Stock Option, Restricted Stock Unit or Dividend Equivalent Award. An Incentive Stock Option Award granted to an Employee of the Company, or its Parent or Subsidiary as defined in Code Section 424(f), or to a prospective Employee of the Company, or its Parent or its Subsidiary as defined in Code Section 424(f) upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service as an Employee with the Company, with an exercise price determined as of such date.

5.4 Fair Market Value Limitations for Incentive Stock Options

To the extent that Stock Options designated as Incentive Stock Options (granted under all stock option plans of the Company or Parent or Subsidiary as defined in Code Section 422, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having an aggregate Fair Market Value greater than one hundred thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4, Stock Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Stock Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Stock Options as required or permitted by such amendment to the Code. If a Stock Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4, the Company at the request of Participant may designate which portion of such Stock Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Stock Option first. Separate shares of Stock representing such portion shall be issued upon the exercise of the Stock Option.

5.5 Repurchase Rights, Right of First Refusal and Other Restrictions on Stock

Shares of Stock under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions pursuant to a contract entered into by the Company and its stockholders or otherwise as determined by the Committee or as provided in the Award Agreement, in the Committee’s discretion. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement, including but not limited to, the Award Agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all shares of Stock acquired hereunder for the placement of appropriate legends evidencing any such transfer restrictions, if applicable.

SECTION 6

TERMS AND CONDITIONS OF OPTIONS

Stock Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Stock Option or purported Stock Option shall be a valid and binding obligation of the Company unless evidenced by an Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price

The exercise price for each Stock Option shall be established in the discretion of the Committee; provided, however, that subject to adjustments permitted under the Plan under Section 4.3 and Section 25, and other than with respect to Substitute Awards, the exercise price per share for a Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Stock Option. No Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share of Stock less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Stock Option. Notwithstanding the foregoing, a Stock Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Stock Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 424 and 409A of the Code.

6.2 Exercisability, Vesting and Term of Stock Options

(a) Exercisability. Stock Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Stock Option; provided, however, that (i) no Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Stock Option provided that a Stock Option, that is not an Incentive Stock Option, may be exercised for the thirty (30)-day period after the expiration of a limitation on the Participant’s ability to exercise due to Section 16(b), the Company’s insider trading policy or other applicable law which may extend beyond the ten (10)-year term for this limited purpose, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Stock Option, and (ii) no Stock Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Stock Option, any Stock Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Stock Option, unless earlier terminated in accordance with its provisions.

(b) Vesting. The Committee shall specify the vesting schedule, if any, in the applicable Award Agreement.

(c) Incentive Stock Options. Unless Otherwise provided in the Option Agreement with respect to death or Disability of the Participant, the Incentive Stock Options may only be exercised within three (3) months after the Participant’s termination of Service.

6.3 Payment of Exercise Price

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Stock Option shall be made in cash, by check or cash equivalent or upon approval by the Committee in its sole discretion by any of the following (i) subject to Section 6.3(b)(i) below, by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price; (ii) subject to the Company’s rights set forth in Section 6.3(b)(ii) below, by causing the Company to withhold from the shares of Stock issuable upon the exercise of the Stock Option the number of whole shares of Stock having a Fair Market Value, as determined by the Company, not less than the exercise price (a “Cashless Exercise”); (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or (iv) by any combination of cash or any of the foregoing or any combination of (i-iii) thereof. The Committee may at any time or from time to time grant Stock Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, a Stock Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the shares of Stock.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Stock Options by means of a Cashless Exercise in order to comply with applicable law.

SECTION 7

RESTRICTED STOCK UNITS

Each grant of Restricted Stock Units shall be evidenced by an Award Agreement specifying the number of shares of Stock subject to the Award. Each such grant shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Award Agreement shall specify the vesting schedule.

7.1 Award of Restricted Stock Units

(a) Grant. In consideration of the performance of Service by any Participant who is an Employee, Consultant or Director, Restricted Stock Units may be awarded under the Plan by the Committee with such restrictions and conditions for vesting during the restriction period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Participant. The terms and conditions of each grant of Restricted Stock Units shall be evidenced by an Award Agreement Unit.

(b) Unless otherwise provided in an Award Agreement or an employment agreement or termination agreement between a Participant and the Company or Company Affiliate or otherwise by the Committee, upon the vesting of any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit; provided, however, that the

Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Stock (or cash or part Common Stock and part cash, as the case may be) beyond the vesting of the Restricted Stock Units as set forth in an Award Agreement. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Stock Units are settled, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

7.2 Issuance of Stock

Subject to withholding taxes under Section 10 and to the terms of the Award Agreement, upon the lapse of the forfeiture restrictions as set forth in the Award Agreement, the unrestricted shares of Stock shall be evidenced in such manner as determined by the Committee and shall be issued to the Participant promptly after the restrictions have lapsed in a manner as determined by the Committee in its sole discretion.

SECTION 8

DIVIDEND EQUIVALENTS

The Participant shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalents with respect to the number of shares of Stock covered by the Award unless (and to the extent) otherwise as determined by the Committee and set forth with respect to Restricted Stock Units in a separate Award Agreement. The Committee in the Award Agreement may provide such terms and conditions for the Award of Dividend Equivalents as it shall determine in its discretion. The Committee may also provide in such Award Agreement that the amounts of any Dividend Equivalent shall be deemed to have been reinvested in additional shares of Stock. No grant of a Dividend Equivalent may be granted with respect to a Stock Option.

SECTION 9

EFFECT OF TERMINATION OF SERVICE; EXTENSION

9.1 Stock Option Exercisability and Award Vesting

Subject to earlier termination of a Stock Option or Restricted Stock Units or Dividend Equivalent Award as otherwise provided herein, (i) an Award and Stock Option shall be vested; (ii) a Stock Option shall be exercisable, and (iii) Restricted Stock Units or a Dividend Equivalent Award shall be settled after a Participant’s termination of Service as provided for in a Participant’s Award Agreement.

9.2 Extension of Stock Option if Exercise Prevented by Law

Notwithstanding the foregoing, if the exercise of a Stock Option within the applicable time periods set forth in Section 9.1 is prevented by the provisions of Section 12 below, the Stock Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Stock Option is exercisable, but in any event no later than the Stock Option Expiration Date subject to the limited mandatory extension as provided in Section 6.2(a)(i).

9.3 Extension if Participant Subject to Section 16(b)

Notwithstanding the foregoing, other than for termination for Cause, if a sale within the applicable time periods set forth in Section 9.1 of shares of Stock acquired upon the exercise of the Stock Option would subject the Participant to liability under Section 16(b) of the Exchange Act, the Stock Option (if exercisable) shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such liability, (ii) three (3) months after the Participant’s termination of Service, or (iii) the Stock Option Expiration Date subject to the limited mandatory extension as provided in Section 6.2(a)(i).

SECTION 10

WITHHOLDING TAXES

10.1 Tax Withholding

All Awards are subject to, and the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder and all Awards are subject to the Company’s right hereunder.

10.2 Share Withholding

With respect to tax withholding required upon the exercise of Stock Options, upon the issuance of shares of Stock pursuant to Restricted Stock Units, or upon any other taxable event arising as a result of any Awards, unless the Award Agreement provides otherwise, the Committee in its discretion, may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or such higher amount if consistent with the equity treatment of the Award under the applicable accounting rules). All such elections shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a share of Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant or rounded up as determined by the Committee to the extent consistent with accounting rules.

10.3 Incentive Stock Options

With respect to shares of Stock received by a Participant pursuant to the exercise of an Incentive Stock Option, if such Participant disposes of any such shares within (i) two (2) years from the date of grant of such Stock Option or (ii) one (1) year after the transfer of such shares to the Participant, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Participant an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition or satisfy such withholding as provided in the Award Agreement.

SECTION 11

PROVISION OF INFORMATION

Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

SECTION 12

COMPLIANCE WITH SECURITIES LAW,

OTHER APPLICABLE LAWS AND COMPANY POLICIES

The Plan, Award Agreements, the grant of Awards and the issuance of shares of Stock shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to securities and all other applicable laws, regulations and requirements of any stock exchange or market system upon which the stock is listed or traded. Stock Options may not be exercised and Stock may not be issued if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Stock Option may be exercised and no shares of Stock may be issued unless (a) a registration statement under the Securities Act shall at the time be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. If the shares of Stock issuable pursuant to an Award are not registered under the Securities Act, the Company may imprint on the certificate for such shares the following legend or any other legend which legal counsel for the Company considers necessary or advisable to comply with the Securities Act:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Stock Option or the issuance of shares of Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

Unless otherwise specifically provided in an Award Agreement, all Awards and all shares of stock issued and any payments are subject to the Company’s clawback policies adopted by the Company at any time and as amended from time to time.

SECTION 13

NONTRANSFERABILITY OF AWARDS AND STOCK

During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Subject to the provisions in this Section 13, an Award may be assignable or transferable by the Participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if it is so specified in the Award Agreement; provided, however, that an Incentive Stock Option may only be assignable or transferable by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee in the Award Agreement, and in accordance with applicable law, in its discretion, and set forth in the Award Agreement evidencing such Stock Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act. However, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, or any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests (collectively, “Permitted Transferees”); provided further that, (a) there may be no consideration for any such transfer and (b) subsequent transfers of Stock Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Stock Option and transfers to other Permitted Transferees of the original holder.

SECTION 14

NONCOMPETITIVE ACTIONS

The Committee may provide in an Award Agreement a requirement to enter into a noncompetition agreement in connection with the Award or the effect of a violation of a noncompetition agreement on an Award.

SECTION 15

TERMINATION OR AMENDMENT OF PLAN

The Committee may terminate or amend the Plan at any time. However, no grant of Awards shall be made after the tenth (10th) anniversary of the Effective Date (the “Term”). Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders within the time required, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4 and Section 25), (b) no change in the class of persons eligible to receive Awards or purchase Stock under the Plan or to extend the Term of the Plan, (c) no repricing of a Stock Option or other amendment as provided in Section 3.3(k) (except by operation of Sections 4 or 25 hereof) and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule or the stock exchange or market system on which the Stock is traded. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee or otherwise provided in the Plan. In any event, no termination or amendment of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Award designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule, including Code Section 409A or as otherwise permitted under the Plan, including upon a Change in Control.

SECTION 16

STOCKHOLDER APPROVAL

The Plan is adopted by the Board as of the Effective Date and shall be approved by the stockholders of the Company on or within twelve (12) months of the date of adoption thereof by the Board.

SECTION 17

NO GUARANTEE OF TAX CONSEQUENCES

Neither the Company, the Board nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

SECTION 18

SEVERABILITY

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

SECTION 19

GOVERNING LAW

The Plan and Awards shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

SECTION 20

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 21

RIGHTS AS A STOCKHOLDER

The holder of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date the stock is issued to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock is issued.

SECTION 22

NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS

Nothing contained in the Plan or Award Agreement shall confer upon any Participant receiving a grant of any Award any right with respect to the continuation of his or her Service or interfere in any way with the right of the Company (or a Company Affiliate), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Award.

SECTION 23

REORGANIZATION OF COMPANY

The existence of an Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 24

CODE SECTION 409A

To the extent that any Award is deferred compensation subject to Code Section 409A, the Award Agreement shall comply and all such Awards shall be interpreted to comply with the requirements of Code Section 409A including, without limitation, to the extent required using applicable definitions from Code Section 409A, and to the extent required by Code Section 409A, using a more restrictive definition of Change in Control to comply with Code Section 409A or a more restrictive definition of Disability as provided in Code Section 409A. To the extent an Award is deferred compensation subject to Code Section 409A, the Award shall specify a time and form of payment schedule. In addition if any Award constitutes deferred compensation under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A, and as determined by the Committee and specified in the Award Agreement:

(a) Payments under the Section 409A Plan may not be made earlier than (i) the Participant’s separation from service, (ii) the date of the Participant’s Disability, (iii) the Participant’s death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Award Notice at the date of the deferral of such compensation, (v) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or (vi) the occurrence of an unforeseeable emergency;

(b) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service; and

(c) elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code.

With respect to any Award that is subject to Code Section 409A, in the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. If an Award is subject to Code Section 409A, as determined by the Committee, the Committee may interpret or amend any Award to comply with Code Section 409A without a Participant’s consent even if such amendment would have an adverse effect on a Participant’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend or interpret the Plan as it deems necessary to comply with Section 409A, including, without limitation, limiting the Committee’s or Company’s discretion with respect to an Award that constitutes deferred compensation to the extent it would violate Code Section 409A, and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant’s Award. Notwithstanding the foregoing, none of the Company, the Committee, any Company Affiliate or their directors, members, officers, employees or agents of any of the foregoing guarantee or are responsible for the tax consequences to a Participant for an Award including, without limitation, an excise tax under Code Section 409A.

SECTION 25

ASSUMPTIONS OF AWARDS AND ADJUSTMENTS

UPON A CHANGE IN CONTROL

Subject to vesting as provided herein or in the Award Agreement, the following shall apply on a Change in Control:

(a) Assumption under the Plan of Outstanding Substitute Awards. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based Substitute Awards. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised option or other stock-based Substitute Award, such as, for example, retaining the treatment as a Stock Option under this Plan.

(b) Assumption of Awards by a Successor. Subject to the accelerated vesting in any Award Agreement that applies in the event of a Change in Control, in the event of a Corporate Event (defined below), each Participant shall be entitled to receive, in lieu of the number of shares of Stock subject to Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of shares of Stock which Participant would have received had he exercised the Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the option price and the number of Shares issuable on exercise of outstanding Stock Options). A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding shares of Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), or (iv) if so determined by the Committee, any other “corporate transaction” as defined in Code Sections 424 or Code Section 409A. The Committee shall take whatever other action it deems appropriate to preserve the rights of Participants holding outstanding Awards, including, without limitation, to continue the exemption from deferred compensation treatment under Code Section 409A.

(c) Exceptions. Notwithstanding Section 25(b) if a Change in Control occurs, except a Change in Control solely on account of Section 2.1(h)(ii), then the Committee, at its sole discretion, shall have the power and right to (but subject to any accelerated vesting specified in an Award Agreement):

(i) cancel, effective immediately prior to the occurrence of the Change in Control, each outstanding Award (whether or not then exercisable) (including the cancellation of any Stock Options for which the exercise price is greater than the consideration to be received), and with respect to Stock Options that currently have an exercise price less than the consideration to be received immediately prior to the Change in Control, pay to the Participant an amount in cash equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holders of Stock as a result of such Change in Control over (ii) the exercise price of such Award, if any; provided, however, this subsection shall be inapplicable to an Award granted within six (6) months before the occurrence of the Change in Control but only if the Participant is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Award after the expiration of six (6) months from the date of grant; or

(ii) provide for the exchange or substitution of each Award outstanding immediately prior to such Change in Control (whether or not then exercisable) for another award with respect to the Stock or other property for which such Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Award, if any, or in the number of shares of Stock or amount of property (including cash) subject to the Award; or

(iii) provide for assumption of the Plan and such outstanding Awards by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 25.

IN WITNESS WHEREOF, the undersigned Officer of the Company certifies that the foregoing sets forth the PetroQuest 2019 Long Term Incentive Plan as duly adopted by the Board.

PETROQUEST ENERGY, INC.

By:	/s/ J. Bond Clement

Name:	J. Bond Clement

Title:	Chief Financial Officer